Exhibit 99.1- Allowance for Doubtful Accounts

                        VALUATION AND QUALIFYING ACCOUNTS

                                                  Balance at
                                                 Beginning of   Charged to Costs and                   Balance at End of
                                                    Period            Expenses          Deductions           Period
                                                    ------            --------          ----------           ------
For the year ended December 31, 1997:
 Provision for doubtful accounts ..............      $2,499            $10,880               $679            $12,700
                                                    =======           ========            =======           ========

For the year ended December 31, 1998:
 Provisions for doubtful accounts .............     $12,700           $208,604            $96,304           $125,000
                                                    =======           ========            =======           ========

For the year ended December 31, 1999:
 Provisions for doubtful accounts .............    $125,000           $606,932           $157,056           $574,876
                                                   ========           ========           ========           ========